                                                                    EXHIBIT 99.1

                      SELECTED CONSOLIDATED FINANCIAL DATA

       The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and the Company's Quarterly Report on Form 10-Q for the quarter ended
March 31, 1998.

                                                        YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------
                                              1993      1994      1995      1996       1997
                                             -------   -------   -------   -------   ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA (1):
Revenue ..................................   $16,630   $24,126   $50,812   $86,417    $140,630
Cost of revenue ..........................     3,707     4,927     8,999    18,431      28,704
                                             -------   -------   -------   -------    --------
Gross profit .............................    12,923    19,199    41,813    67,986     111,926

Costs and expenses:
  Research and development ...............     2,831     4,344     6,612    12,682      20,970
  Purchased research and
    development ..........................        --        --       648     1,000       6,210
  Marketing and selling ..................     5,526     8,991    14,478    24,829      41,926
  General and administrative .............     2,248     3,428    10,775    14,603      17,171
  Merger  and integration ................        --        --        --     6,100       5,700
                                             -------   -------   -------   -------    --------
         Total ...........................    10,605    16,763    32,513    59,214      91,977
                                             -------   -------   -------   -------    --------
Income from operations ...................     2,318     2,436     9,300     8,772      19,949
Interest income and other ................       163       265     1,917     4,889       6,273
Gain on sale of marketable securities ....        --        --        --    11,027       4,264
                                             -------   -------   -------   -------    --------
Income before provision for income
  taxes and cumulative effect of change in
  accounting .............................     2,481     2,701    11,217    24,688      30,486
Provision for income taxes(2) ............       908     1,453     3,487    11,003      13,324
Minority interests .......................        --        --        --        --        (114)
                                             -------   -------   -------   -------    --------
Income before cumulative effect of change
  in accounting(2)........................     1,573     1,248     7,730    13,685      17,048
Cumulative effect of change in accounting        564        --        --        --          --
                                             -------   -------   -------   -------    --------
Net income ...............................   $ 2,137   $ 1,248   $ 7,730   $13,685    $ 17,048
                                             =======   =======   =======   =======    ========

BASIC EARNINGS PER SHARE (3):
Income before cumulative effect
  of change in accounting ................   $  0.06   $  0.05   $  0.24   $  0.37    $   0.44
Cumulative effect of change in
  accounting .............................      0.03        --        --        --          --
                                             -------   -------   -------   -------    --------
Net income ...............................   $  0.09   $  0.05   $  0.24   $  0.37    $   0.44
                                             =======   =======   =======   =======    ========
Weighted average shares ..................    24,598    24,382    32,577    37,165      38,956
                                             =======   =======   =======   =======    ========

DILUTED EARNINGS PER SHARE (3):
Income before cumulative effect
  of change in accounting ................   $  0.06   $  0.05   $  0.22   $  0.35    $   0.42
Cumulative effect of change in
  accounting .............................      0.02        --        --        --          --
                                             -------   -------   -------   -------    --------
Net income ...............................   $  0.08   $  0.05   $  0.22   $  0.35    $   0.42
                                             =======   =======   =======   =======    ========
  Shares:
  Weighted average shares ................    24,598    24,382    32,577    37,165      38,956
  Effect of dilutive options .............     1,201     1,633     2,209     2,533       1,692
                                             -------   -------   -------   -------    --------
  Adjusted weighted average shares .......    25,799    26,015    34,786    39,698      40,648
                                             =======   =======   =======   =======    ========

                                                               DECEMBER 31,
                                             ---------------------------------------------------
                                              1993      1994      1995       1996        1997
                                             -------   -------   -------    -------    ---------
                                                             (IN THOUSANDS)
BALANCE SHEET DATA (1)
Cash, cash equivalents and marketable
  securities .........................      $  3,990   $28,006   $112,643   $107,008   $164,659
Working capital ......................        (1,018)   28,612    104,753    110,103    178,348
Total assets .........................        11,650    29,190    129,279    147,355    233,975
Redeemable convertible preferred stock         8,527        --         --         --         --
Stockholders' equity (deficiency) ....        (1,885)   29,796    109,442    125,104    200,653

----------
(1) Results for all periods prior to July 26, 1996, July 15, 1997 and March 26, 1998 have been restated for the acquisitions of RSA Data Security, Inc., DynaSoft AB and Intrusion Detection Inc., respectively, which have been accounted for as poolings of interests. See Note 2 of Notes to the Company's Consolidated Financial Statements.

(2) Effective January 1, 1993, the Company adopted, prospectively, the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." See Note 5 of Notes to the Company's Consolidated Financial Statements.

(3) In the fourth quarter of 1997, the Company adopted the provisions of Statement of Accounting Standards No. 128, "Earnings Per Share." As a result, all periods presented have been restated. See Note 1 of Notes to the Company's Consolidated Financial Statements.

                                     Page 7